UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                Date of Report (date of earliest event reported):

                               September 24, 2004



                        AMERICAN CAMPUS COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)



           Maryland                001-32265                      76-0753089
       ----------------           -----------                    -----------
(State or other jurisdiction      (Commission                   (IRS Employer
     of incorporation)            File Number)               Identification No.)


              805 Las Cimas Parkway, Suite 400, Austin, Texas 78746
              -----------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 512-732-1000
                                                            ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     On September 24, 2004, American Campus Communities, Inc., a Maryland corporation, through a wholly owned subsidiary of its operating partnership, entered into agreements with certain limited liability companies managed by Thomas C. Proctor, Sr. to purchase five student housing properties containing approximately 1,600 beds located in close proximity to the campuses of Florida State University, Florida A&M University, and University of Florida for an aggregate purchase price of approximately $53.5 million, inclusive of the assumption of approximately $35.1 million of existing fixed rate mortgage debt related to four of the properties. Subject to the successful assumption of the debt and certain other closing conditions, the agreements provide for a closing date on or before December 15, 2004.


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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 29, 2004                AMERICAN CAMPUS COMMUNITIES, INC.

                                        By: /s/ Mark J. Hager
                                            ------------------------------
                                        Mark J. Hager
                                        Executive Vice President, Chief
                                        Financial and Accounting Officer and
                                        Treasurer


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